UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 8, 2008

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360 150 South Fifth Street Minneapolis, MN 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021
Registrant’s Telephone Number, including Area Code

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

Big Sky Airlines (“Big Sky”), the principal subsidiary of MAIR Holdings, Inc. (the “Company”), ceased all operations effective at Midnight on March 8, 2008.  This decision followed Big Sky’s December 2007 announcement that it was ceasing its eastern United States operations and would be attempting to transition its services in the west to another carrier.  However, the Company concluded that it is not feasible to continue operating Big Sky at a loss until another carrier can begin servicing Big Sky’s routes.  The Company is now focused on liquidating Big Sky’s assets and minimizing Big Sky’s liabilities.

In addition, the Company’s Board of Directors has directed the Company’s management to prepare a plan of liquidation to present to the Company’s shareholders, with the continuing goal of returning cash to them.  Management expects to file the plan of liquidation with the Securities and Exchange Commission in early May 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel